                                                                   Exhibit 23(f)



                             ACCOUNTANTS' CONSENT
                             --------------------


The Board of Directors
Transport Holdings Inc.:

     We consent to the incorporation by reference herein of our report dated February 22, 1996, related to the consolidated financial statements of Transport Holdings Inc. and subsidiaries, and to the reference to our firm under the headings "Selected Historical Financial Information of THI" and "Experts" in the Joint Proxy Statement/Prospectus.



                                       /s/ KPMG PEAT MARWICK LLP
                                       -----------------------------------------

                                       KPMG PEAT MARWICK LLP


Dallas, Texas
October 22, 1996